UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SPARK NETWORKS SE
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK NETWORKS SE
2022 ANNUAL MEETING OF SHAREHOLDERS
Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on August 31, 2022
Meeting Information:
Company Name: Spark Networks SE
Meeting Type: Annual Meeting
For ADS holdings as of: July 11, 2022
Meeting Date: August 31, 2022
Time: 4:00 p.m. Central European Summer Time
Location: The offices of Morrison & Foerster LLP
Potsdamer Platz 1, 10785 Berlin, Germany.
You are receiving this communication because you hold shares in the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at https://www.spark.net/investor-relations/annual-meeting or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

[REVERSE SIDE]
How to Access the Proxy Materials
Proxy Materials Available to View or Receive:
Notice and Proxy Statement
Form 10-K
How to View Online:
Visit https://www.spark.net/investor-relations/annual-meeting
How to Request and Receive a Paper or E-Mail Copy:
(1) By telephone: +1 (877) 750-0831
(2) By email: namensaktien@linkmarketservices.de
How to Vote
Record holders of ADSs: If you are a record holder of ADSs, you will receive instructions from the Depositary as to how to instruct the Depositary to vote the ordinary shares underlying your ADSs.
Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the ADS Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may instruct the Depositary to vote the ordinary shares underlying your ADSs.
Voting Items
Proposal 1: Presentation of the adopted Annual Financial Statements, the approved Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2021 as well as the report of the Administrative Board for the financial year 2021.
Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2021.
Proposal 3: Resolution on the discharge of the members of the Administrative Board for the financial year 2021.
Proposal 4: Appointment of the auditor for the financial statements and for the consolidated financial statements as well as for review of interim financial reports and ratification of independent registered public accounting firm.
Proposal 5: Election of the members of the Administrative Board.
Proposal 6: Advisory Vote on Executive Compensation.
Proposal 7: Resolution on the approval of the compensation report for the financial year 2021.
Proposal 8: Resolution on the cancellation of the authorized capital 2017 pursuant to Section 4 para. 3 of the Articles of Association and on the creation of a new authorized capital 2022 with the possibility of excluding shareholders’ subscription rights and the corresponding amendment of Section 4 of the Articles of Association.
The Spark Networks SE Board recommends you vote FOR all proposals.